Exhibit 10.4
[Date]
[Name]
[Address]
Global ID Number: XXX-XX-[XXXX]
Dear First Name]:
Effective [Grant Date], Mindspeed Technologies, Inc. (the “Company”) hereby grants you the following Unrestricted Stock award (this “Award”) upon the terms set forth below:

Type of Grant:	Unrestricted Stock

Number of Shares:	xx,xxx

Grant Term:	Three years, after which this Award shall be forfeited if the vesting requirements below have not been satisfied

Vesting Requirements and Schedule:	1. Subject to continued employment with the Company, vesting will begin when the average closing price of the Company’s common stock over 20 consecutive trading days equals or exceeds $x.xx (the “Trigger Date”); and

2. On the Trigger Date, 8.33% of the shares of Unrestricted Stock for each completed three month period since the grant date shall vest immediately, and then in equal 8.33% installments on each three month anniversary of the Trigger Date thereafter.
This Award has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “Plan”); (ii) the Unrestricted Stock Terms and Conditions (the “Plan Terms”); and (iii) this Award. This Award shall vest as set forth above. The Plan and the Plan Terms are incorporated into this Award as if fully set forth herein.
All documents relating to this award are available for viewing and printing on the Human Resources Department Website. To access this information, please go to MyNet, select Directory, Site Directory, Human Resources, Stock Administration. The documents available for viewing and printing at this website location are the Plan, the Plan Terms, the most recent Plan Prospectus, the Company’s most recent Annual Report on Form 10-K and the Company’s Insider Trading Policy. If you choose not to download these documents, if you do not have access to MyNet or if you encounter problems accessing this site, please contact Stock Administration at (949) 579-4525 or stock.admin@mindspeed.com to receive paper copies of these documents at no cost. Please read all documents carefully.
If you have any questions regarding this grant, please contact Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.

MINDSPEED TECHNOLOGIES, INC.